UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Wynn Resorts, Limited

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by Wynn Resorts, Limited

Pursuant to Rule 14a-6(b)

of the Securities Exchange Act of 1934

Commission File No.: 000-50028

FOR IMMEDIATE RELEASE

Leading Independent Proxy Advisory Firm, Institutional Shareholder Services, Recommends Stockholders Vote on Wynn Resorts, Limited’s WHITE Proxy Card at the Company’s Annual Meeting of Stockholders

ISS Recommends Stockholders DO NOT VOTE for Elaine Wynn on the Gold Card

Wynn Resorts Urges Stockholders to VOTE FOR the Board’s Nominees on the WHITE Proxy Card TODAY

LAS VEGAS, April 05, 2015 — Wynn Resorts, Limited (NASDAQ: WYNN) (“Wynn Resorts”, “Wynn” or “the Company”) today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, has recommended that Wynn Resorts stockholders vote on the WHITE proxy card at the Company’s Annual Meeting of Stockholders to be held on April 24, 2015. ISS has recommended stockholders do not vote for Elaine Wynn on the gold card.

The Wynn Board of Directors recommends that stockholders vote on the WHITE proxy card FOR the election of two Class I directors, Mr. John J. Hagenbuch and Mr. J. Edward Virtue, to serve until the 2018 Annual Meeting of Stockholders. The Wynn Board of Directors strongly believes that the Company’s nominees are the most qualified candidates to serve on the Board and recommends that stockholders vote on the WHITE proxy card today.

Commenting on the ISS report, Wynn Resorts issued the following statement:

We are pleased that ISS recognizes that stockholders should vote on the Company’s WHITE proxy card, and that ISS recommends stockholders do not vote for Elaine Wynn on the gold card. The Wynn Resorts’ Board recommends that stockholders vote for the most qualified candidates to serve on the Board, Wynn Resorts’ director nominees, Mr. John J. Hagenbuch and Mr. J. Edward Virtue, by voting the WHITE proxy card today.

The Company notes that in its April 5, 2015 report, ISS stated1:

“[Elaine Wynn] does not sit on the Corporate Governance Committee, but she has not, apparently, done anything to drive additional diversity on the board, despite the protestations in her soliciting materials that the Wynn board needs diversity. She now believes she could qualify as independent under exchange rules, but also informs shareholders she has always – even as recently as February of this year – voted to classify herself as non-independent because ‘it seemed innocuous’…”

“There is, in short, no compelling reason to believe that shareholders would lose an iconoclastic, effective champion for better board accountability and governance practices if she were not returned to the board.”

[1]	Permission to use quotations neither sought nor obtained

Wynn Resorts’ stockholders are reminded that it is extremely important to vote their shares, no matter how many or how few shares they own. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR MR. JOHN J. HAGENBUCH AND MR. J. EDWARD VIRTUE, THE TWO DIRECTOR NOMINEES NAMED IN THE COMPANY’S PROXY STATEMENT, and not withhold on the Wynn Board of Directors’ nominees, as ISS recommended. THE BOARD ALSO RECOMMENDS THAT STOCKHOLDERS VOTE ON THE OTHER MATTERS AS RECOMMENDED IN THE COMPANY’S PROXY STATEMENT. PLEASE VOTE THE WHITE PROXY CARD OR FOLLOW THE DIRECTIONS ON THE WHITE PROXY CARD TO VOTE YOUR SHARES.

The Board of Directors strongly urges stockholders not to return or otherwise vote any gold proxy card sent from Ms. Elaine Wynn.

If stockholders have any questions about how to vote their shares on the WHITE proxy card, or need additional assistance, they should contact the firm assisting Wynn Resorts in the proxy solicitation:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Stockholders Call Toll-Free: (877) 732-3619

Banks and Brokers Call Collect: (212) 269-5550

Email: wynn@dfking.com

ABOUT WYNN RESORTS

Wynn Resorts, Limited (Nasdaq: WYNN) is traded on the Nasdaq Global Select Market under the ticker symbol WYNN and is part of the S&P 500 and NASDAQ-100 Indexes. Wynn Resorts owns and operates Wynn and Encore Las Vegas (www.wynnlasvegas.com) and Wynn and Encore Macau (www.wynnmacau.com).

Wynn and Encore Las Vegas feature two luxury hotel towers with a total of 4,748 spacious hotel rooms, suites and villas, approximately 186,000 square feet of casino space, 34 food and beverage outlets featuring signature chefs, two award-winning spas, an on-site 18-hole golf course, meeting space, a Ferrari and Maserati dealership, approximately 99,000 square feet of retail space as well as two showrooms; three nightclubs and a beach club.

Wynn and Encore Macau is a destination casino located in the Macau Special Administrative Region of the People’s Republic of China with two luxury hotel towers with a total of 1,008 spacious rooms and suites, approximately 280,000 square feet of casino space, casual and fine dining in eight restaurants, approximately 57,000 square feet of retail space, recreation and leisure facilities, including two health clubs, two spas and a pool.

Contacts:

Investors	Media

Mark Strawn	Michael Weaver
Wynn Resorts	Wynn Resorts
(702) 770-7554	(702) 770-7501

Jordan Kovler	Joele Frank, Kelly Sullivan or Jennifer Beugelmans
D.F. King & Co., Inc.	Joele Frank, Wilkinson Brimmer Katcher
(212) 493-6990	(212) 355-4449